Exhibit 10.2

DEMAND GRID NOTE

$5,000,000.00
April 22, 2011

FOR VALUE RECEIVED, and intending to be legally bound, OP-TECH ENVIRONMENTAL SERVICES, INC. (“Borrower”), a corporation organized under the laws of the State of Delaware, with its principal place of business at One Adler Drive, East Syracuse, New York 13057 promises to pay to FIRST NIAGARA BANK, N.A., a national banking association with a banking office at 6950 South Transit Road, P.O. Box 514, Lockport, New York  14095-0514 (“Lender”) or order, ON DEMAND, at its office set forth above, the lesser of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) or the aggregate unpaid principal amount of all advances made by Lender to Borrower from time to time, as may be evidenced by the inscriptions made on this Note, or as may be entered in a loan account on Lender’s books and records, or both, together with interest thereon until paid in full.  This Note is subject to the terms of the Borrowing Base Rider attached hereto, as it may be amended or otherwise modified from time to time.

NOTHING CONTAINED IN THIS NOTE OR OTHERWISE IS INTENDED, NOR SHALL CONSTITUTE, AN OBLIGATION OF LENDER TO MAKE ANY ADVANCE HEREUNDER. ADVANCES SHALL ONLY BE MADE IN LENDER’S SOLE DISCRETION.

1.           ADVANCES.

(a)           Borrower may, at its option, borrow, pay, reborrow and repay the principal of this Note at any time prior to demand for payment of this Note or such earlier date as the obligations of Borrower to Lender under this Note shall become due and payable.

(b)           Advances made hereunder are properly requested orally or in writing not later than 3:00 p.m. on a Business Day on which the advance is to be made, unless otherwise provided herein.  Lender may, in its sole discretion, which shall not be unreasonably withheld, make an advance to Borrower upon oral request; provided, however, Lender reserves the right to require that advance requests be in writing.  Each oral request shall be conclusively presumed to have been made by a person authorized by Borrower to do so, and any credit by Lender of an advance to or for the account of Borrower shall conclusively establish Borrower’s obligation to repay same.  Lender shall incur no liability of any kind to any party by reason of making an advance upon an oral request.

(c)           All advances and all payments of principal made on this Note may be inscribed by Lender on a schedule upon Lender’s discretion or entered on Lender’s books and records.  Each entry shall be prima facie evidence of the facts so set forth.  No failure by Lender to make, and no error by Lender in making, any inscription on the schedule shall affect Borrower’s obligation to repay the full principal amount advanced by Lender to or for the account of Borrower, or Borrower’s obligation to pay interest thereon at the agreed upon rate.

2.	INTEREST RATE. Each loan made pursuant to this Note shall bear interest and interest shall be payable in accordance with the Interest Rate Rider attached hereto.

(a)           Borrower shall pay interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on the outstanding principal amount from and including the date of this Note to, but not including, the date the outstanding principal amount is paid in full.

(b)           If pursuant to the terms of this Note, Borrower is at any time obligated to pay interest on the principal balance of this Note at a rate in excess of the maximum interest rate permitted by applicable law, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

(c)           If any interest rate index is not available, a similar rate based upon a comparable index selected by Lender, in its sole discretion, will be utilized.

(d)           Upon demand for payment of any amounts hereunder, interest shall accrue at a rate per annum equal to the aggregate of six percent (6%) plus the rate otherwise applicable.

3.           APPLICATION; BUSINESS DAY.  Borrower shall make all payments on this Note to Lender at its address stated above, or at such other place as the holder of this Note may designate.  All payments shall be made absolutely net of, without deduction or offset and free and clear of taxes, deductions, charges or withholding of any kind.  Lender shall apply all payments received on this Note to any accrued and unpaid interest then due and owing, then to the reduction of principal of this Note, then to other sums due hereunder in such order and in such amounts as Lender may determine from time to time.  The sum or sums shown on Lender’s records shall be evidence of the correct unpaid balances of principal and interest on this Note, absent manifest error.  If any payment comes due on a day that is not a Business Day, as defined below, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment.  “Business Day” means a day of the year which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized by law to close in New York State.

4.           LATE FEE.  If any payment due under this Note is unpaid for ten (10) days or more, Borrower shall pay, in addition to any other sums due under this Note (and without limiting Lender’s other remedies on account thereof), a late charge in an amount equal to six percent (6%) of such unpaid amount.

5.           USE OF PROCEEDS.  All advances made by Lender and evidenced by this Note shall be used by Borrower for working capital and other general corporate purposes.

6.           MAINTAIN OPERATING ACCOUNTS.  Borrower agrees to maintain with Lender, as its primary financial institution, corporate deposit and operating accounts.  At the option of Lender, all interest payments, principal payments and fees will automatically be deducted from Borrower’s primary operating account and all advances shall be made by Lender’s crediting of such advances directly into Borrower’s account.

7.           SETOFF.  Without limiting its rights of setoff under New York law generally, if the unpaid principal amount of this Note, interest accrued on the unpaid principal amount thereof or other amount owing by Borrower under this Note or the other loan documents shall have become due and payable (at maturity, by acceleration or otherwise), Lender will have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to setoff against and to appropriate and apply to such due and payable amounts any obligations owing to, and any other funds held in any manner for the account of, Borrower by Lender or any other direct or indirect subsidiary of First Niagara Financial Group, Inc. (“FNFG”), including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by Borrower.  Borrower consents to and confirms the foregoing arrangements and confirms the rights of banker’s lien and setoff.  Nothing in this Note will be deemed a waiver or prohibition of or restriction on such rights of banker’s lien or setoff.

8.           CAPITAL REQUIREMENTS.  If the adoption of, any change in or any change in the interpretation of any law, regulation or guideline by any applicable governmental authority, central bank or similar agency exercising control over financial institutions (a “Governmental Rule”) or the compliance by Lender with the Governmental Rule requires that any loan or commitment hereunder be included for purposes of calculating the appropriate amount of capital to be maintained by Lender or FNFG and the result of which is to reduce the rate of return on Lender’s capital then, and in each such case, Lender will deliver to Borrower a statement of the justification therefor and the amount necessary to compensate Lender or FNFG for such reduced rate of return.  Each determination by Lender shall be conclusive absent obvious error and shall be payable by Borrower to Lender upon Lender’s demand.  In determining any such amount, Lender may use reasonable averaging and attribution methods.

9.           PAYMENT OF FEES AND EXPENSES. Borrower also agrees to pay, upon demand, costs of collection of all amounts due under this Note, including, without limitation, principal, interest and fees, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses.

10.           GOVERNING LAW.  This Note shall be governed by the internal laws of the State of New York, without regard to principles of the conflict of laws.

11.           GENERAL PROVISIONS.

(a)           Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note.

(b)           This Note, together with any related loan and security agreements, guaranties, and documents ancillary thereto contains the entire agreement between Lender and Borrower with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement, commitment letter or other correspondence related thereto and representation previously made by Lender.

(c)           Borrower agrees that in any legal proceeding, a copy of this Note kept in Lender’s course of business may be admitted into evidence as an original.

(d)           This Note is a binding obligation enforceable against Borrower and its permitted successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

(e)           If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect.

(f)           If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

(g)           If payment of this Note is secured by collateral, the collateral is specified in the collateral records of Lender.

(h)           No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

(i)           All notices, demands, or other communications hereunder must be in writing and will be effective when delivered or mailed to the address set forth herein or such other address as provided by such party via overnight delivery service or personal service or, if mailed, three (3) days after deposit, postage prepaid, in an official depository maintained by the United States Post Office.

(j)           Borrower agrees to indemnify Lender and its affiliates and their respective officers, directors and employees (collectively, “Indemnitees”) and hereby holds Indemnitees harmless against all liabilities, claims, actions, suits, proceedings, penalties, costs, expenses, brokerage or other fees (including, without limitation, reasonable legal fees and expenses), losses, damages and liabilities of any kind or nature including in tort, penalties and interest, which Lender may incur in any manner other than Lender’s own active gross negligence or willful misconduct, by reason of any matter relating, directly or indirectly, to this Note and the related loan documents.  This indemnity shall survive the termination of this Note.

12.           JURISDICTION AND VENUE.  Borrower knowingly, voluntarily, intentionally and irrevocably (a) consents in each action and other legal proceeding commenced by Lender and arising out of or otherwise relating to this Note or any Collateral related hereto to the nonexclusive personal jurisdiction of any court that is either a court of record of the State of New York in the County of Onondaga or Erie or a court of the United States located in the State of New York in the County of Onondaga or Erie, (b) waives each objection to the laying of venue of any such action or other legal proceeding, (c) waives personal service of process in each such action and other legal proceeding, and (d) consents to the making of service of process in each such action and other legal proceeding by registered mail directed to Borrower at the last address of Borrower shown in the records relating to this Note maintained by Lender, with such service of process to be deemed completed five (5) days after the mailing thereof.

13.           WAIVER OF JURY TRIAL.  Borrower knowingly, voluntarily, intentionally and irrevocably waives each right Borrower may have to a trial by jury with respect to, and each right to assert any claim for damages (including, but not limited to, punitive damages) in any action or other legal proceeding of any nature, relating to (a) this Note, any related loan document or any Collateral related hereto, (b) any transaction contemplated by any such documents or (c) any negotiation, performance or enforcement of this note, or any collateral related hereto.  Borrower certifies that neither Lender nor any representative of Lender has represented to Borrower that Lender will not seek to enforce the waiver made by borrower in this paragraph.  Borrower acknowledges that it has been represented by independent legal counsel as necessary and appropriate.

Borrower:	OP-TECH ENVIRONMENTAL SERVICES, INC. By: CHARLES B. MORGAN Name: CHARLES B. MORGAN Title: Chief Executive Officer

Rev. 01/14/2011

STATE OF NEW YORK                                           )
COUNTY OF ONONDAGA                                                           ) SS.:

On the 22nd day of April in the year 2011, before me, the undersigned, personally appeared CHARLES B. MORGAN, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Mark Arbon
Notary Public in the State of New York
Qualified in Onondaga Co. No. 02AR4939224
My Commission Expires July 5, 2014

INTEREST RATE RIDER

to Demand Grid Note dated April 22, 2011 (the “Note”) from OP-TECH ENVIRONMENTAL SERICES, INC. (“Borrower”) to FIRST NIAGARA BANK, N.A. (“Lender”)

1.           All capitalized terms used, but not defined, in this Rider shall have the meanings set forth in the Note.  In addition, the following terms shall have the following meanings:

“Business Day” shall mean with respect to LIBOR Advances, a London Business Day and with respect to all other advances, any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York are required or permitted by law to close.

“Interest Period” shall mean with respect to any LIBOR Advance, the one (1) month-period commencing on a London Business Day pursuant to Section 2, below.

“LIBOR Advance” shall mean any advance(s) under the Note bearing interest based upon the LIBOR-Based Rate.

“LIBOR-Based Rate” shall have the meaning set forth in Section 2, below.

“LIBOR Rate” shall mean the rate of interest determined by Lender by dividing (i) the average rate per annum as determined by Lender to be the rate offered for deposits in United States Dollars in the London Interbank Eurodollar Market for an amount comparable to the LIBOR Advance and for a period comparable to the applicable Interest Period by (ii) a number equal to 1.0 less the Reserve Requirement.  The LIBOR Rate will be adjusted on the first day of each Interest Period to the then current LIBOR Rate.

“London Business Day” shall mean any Business Day on which commercial banks are open for international business (including dealings in United States Dollar deposits in the London Interbank Eurodollar) in New York City.

“Reserve Requirement” shall mean the percentage which Lender determines to be the maximum reserve requirement (including, without limitation, any emergency, marginal, special or supplemental reserve requirement) prescribed for so-called “Eurocurrency liabilities” (or any other category of eurocurrency funding) prescribed by the Board of Governors of the Federal Reserve System (or under any successor regulation which Lender determines to be applicable) with each change in such maximum reserve requirement automatically, immediately and without notice changing the LIBOR Rate thereafter applicable to each LIBOR Advance.

2.           Until demand for payment of the Note, and subject to the terms of the Note, the outstanding principal balance of the Note shall bear interest at a rate per annum equal to the LIBOR Rate for the Interest Period plus 3.50% (the “LIBOR-Based Rate”).

3.           When Borrower desires to select the LIBOR-Based Rate, Borrower shall give Lender not less than two (2) Business Days’ prior notice in a form satisfactory to Lender, which notice shall be irrevocable, specifying (a) the effective date thereof (which shall be a Business Day), (b) the principal amount to which the interest rate shall apply and (c) the duration of the Interest Period.  Each LIBOR Advance may only be requested in increments equal to or greater than One Hundred Thousand Dollars ($100,000.00).

4.           Interest on all LIBOR Advances shall be payable, in arrears, on the first Business Day following the expiration of the applicable Interest Period or, at Lender’s option, on the first day of each month commencing the month following the date of the Note and on the date the LIBOR Advances are paid in full.  Upon request, Lender shall give prompt notice to Borrower of the LIBOR Rate as determined and adjusted herein, which determination shall be conclusive absent manifest error.

5.           Each Interest Period shall commence on the date selected and shall end on the last day of the Interest Period that Borrower shall elect, in each case as set forth in Section 3, above; provided, however, that (a) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such day falls in the next calendar month in which case the Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that would otherwise extend beyond demand for payment of any amount shall end on the date of such demand, and (c) the first Interest Period shall commence on the later of the date of this Note or the date of the initial loan hereunder and each subsequent Interest Period, to the extent applicable shall commence automatically and immediately on the last day of the preceding Interest Period.

SCHEDULE

DATE OF ADVANCE	AMOUNT OF ADVANCE	INTEREST RATE OPTION	LIBOR INTEREST RATE PERIOD	AMOUNT OF PRINCIPAL PAID	OUTSTANDING PRINCIPAL BALANCE	NOTATION MADE BY AND DATE

BORROWING BASE
RIDER TO DEMAND GRID NOTE

1.          Notwithstanding anything to the contrary contained in the Note, in no event shall the outstanding principal balance of the advances made hereunder exceed the lesser of (i) the face amount of this Note or (ii) the Borrowing Base.

2.          Whenever Lender determines in good faith that the aggregate unpaid principal balance of the outstanding advances hereunder exceed the lesser of (i) the face amount of this Note or (ii) the Borrowing Base, Borrower must make a prepayment in an amount equal to the excess.

3.          No advances shall be made hereunder unless Borrower has provided Lender with a Borrowing Base Certificate upon each request of Lender and in any event within fifteen (15) days after the end of each month.

DEFINITIONS

“Account Debtor” means, as to any Account, the person obligated to make payments to Borrower on such Account.

“Borrowing Base” means an amount equal to seventy percent (70%) of the net book value (net of any discount) of all Eligible Accounts as determined by Lender based upon the most recent Borrowing Base Certificate or most recent field audit, if any.

“Borrowing Base Certificate” means a certificate certified by Borrower and substantially in the form of attached Exhibit A.

“Eligible Accounts” means all Accounts recorded on Borrower’s books in accordance with generally accepted accounting principles consistently applied, aged ninety days or less, which meet the criteria set forth below, but does not include any such account which is evidenced by a “negotiable instrument” or which constitutes “chattel paper” (as those terms are defined by the New York Uniform Commercial Code in effect from time to time):

“ELIGIBLE ACCOUNTS” CRITERIA

(a)
The account arose from a bona fide outright sale of goods or for services performed under an enforceable contract, and such goods have been shipped to the appropriate account debtors, or the sale has otherwise been consummated, or the services have been performed for the appropriate account debtors in accordance with such order or contract;

(b)
The title to each account is in Borrower’s name and such title is absolute and is not subject to any prior assignment, claim, lien, or security interest other than a duly perfected first priority security interest in favor of Lender;

(c)	The amount shown on the books of Borrower and on any invoice or statement delivered to Lender is owing to Borrower, and no partial payment has been made thereon by anyone;

(d)
The account is not subject to any claim of reduction, counterclaim, set-off, recoupment, or any claim for credits, allowances, or adjustments by the account debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason;

(e)	The account is not an account that Lender, in its discretion, has determined to be ineligible in whole or in part and has notified Borrower thereof;

(f)	The account debtor has not returned or refused to retain any of the goods from the sale of which the account rose;

(g)	The account is due and payable not more than ninety (90) days from the invoice date;

(h)	No account arises out of a contract with or order from an account debtor that, by its terms, forbids or makes the assignment of that account to Lender void and unenforceable;

(i)
Borrower has not received any note, trade acceptance, draft, or other instrument with respect to or in payment of the account, or any chattel paper with respect to the goods giving rise to the account;

(j)
Borrower has not received any notice of the death of the account debtor or a partner thereof, nor of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the account debtor;

(k)	The account debtor is not an affiliate of Borrower and is not insolvent or subject to a bankruptcy proceeding of any type;

(l)
If more than thirty percent (30%) of the accounts from an account debtor are more than ninety (90) days past the invoice date, all accounts from that account debtor are excluded from availability (Accounts from Alcoa, CH2M Hill, General Electric, O’Brien & Gere and Honeywell which are not more than 120 days past the invoice date may be included Eligible Accounts. No Account more than 120 days past the invoice date shall be an Eligible Account.);

(m)	The account has not been reinvoiced or otherwise altered which would bring it into a more current status unless Lender is aware of and consented to such action;

(n)	The account does not include any added finance charges which have not been deducted from the accounts totals which are reported to Lender;

(o)
The account is not part of a contract which is on a bonded job or contract and could be subject to a prior lien of a bonding agent, unless and to the extent such prior lien of a bonding agent is subordinated to Lender’s lien on such account; and

(p)
The account debtor is a resident of the United States unless payment of the account is backed by an irrevocable Letter of Credit acceptable to Lender or the debtor company is a subsidiary of a U.S. corporation and is guaranteed by a U.S. company, or the account is covered by foreign credit insurance.

EXHIBIT A

BORROWING BASE CERTIFICATE
As of __________________, 20_____

BORROWER:  OP-TECH Environmental Services, Inc.

Total Accounts Receivable (non-retention)	$
Less Bonded Accounts Receivable	$
Less A/R > 90 (except those less than 120 for Alcoa, CH2M Hill, General Electric, O’Brien & Gere and Honeywell )	$
Ineligible A/R:	$

ELIGIBLE ACCOUNTS:	$
ELIGIBLE ACCOUNTS @70%:	$
STANDBY LETTERS OF CREDIT:	$
BORROWING BASE:	$
OUTSTANDING LINE OF CREDIT BALANCE AS OF / / :	$
CURRENT ADVANCE { / / }:	$ -
OUTSTANDING LOAN BALANCE AS OF / / :	$
NET AVAILABILITY:	$

Field Equipment	$ 3,013,466.00	* 100%	$ 3,013,460.00
F,F & E	$ 58,400.00	* 75%	$ 43,800.00
Total	$ 3,057,260.00

OUTSTANDING TERM LOAN BALANCE AS OF / / :
TERM LOAN COLLATERAL COVERAGE ( BB plus Equipment Value/Term Loan Balance)	$

I hereby certify in connection with the promissory note, dated as of April ___, 2011, between OP-TECH ENVIRONMENTAL SERVICES, INC. and FIRST NIAGARA BANK, N.A. (“Note”), that the information and each calculation set forth above is to the best of my knowledge, true, correct and complete as of the date hereof and are calculated in accordance with the Note.

Prepared By: ______________________________                                                                                                Dated: ______________________
              (Authorized Signature)